INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of January 3, 2007 by and between BRIDGE BANK, N.A. (“Bank”) and IMPLANT SCIENCES CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts (“Grantor”).

Recitals

A. Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and among Bank, Accurel Systems International Corporation (“Accurel”), Grantor, and C Acquisition Corp. (“Acquisition”) (each of Accurel, Grantor, and Acquisition are individually referred to herein as a “Borrower” and collectively, the “Borrowers”) dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Borrowers, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Borrowers under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Borrowers and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

Agreement

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantor and Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

In Witness Whereof, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Grantor:

Address of Grantor:	IMPLANT SCIENCES CORPORATION

107 Audubon Road, #5                 By: /s/ A.J. Armini
Wakefield, MA 01880
Title: President and CEO
Attn: Anthony Armini

Bank:

Address of Bank:	BRIDGE BANK, N.A.

55 Almaden Blvd.                    By:
San Jose, CA 95113                           Title:

Attention: Mike Lederman

612110 v3/HN

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

EXHIBIT B

Patents

Description	Patent/ Serial Number	Issue / Application Date

Brachytherapy systems and methods	6709381 10160881	03/23/04 05/31/02

Coated orthopaedic implant components	5980974 08633117	11/09/99 04/16/96

Coated orthopaedic implant components	5674293 08589018	10/07/97 01/19/96

Coronary stent with a radioactive, radiopaque coating	5919126 08912762	07/06/99 08/18/97

Cyclone sampling nozzle for an ion mobility spectrometer	6861646 10295010	03/01/05 11/14/02

Device for measuring flux and accumulated dose for an ion beam containing a radioactive element	08887509	11/10/98

Explosive detection system	6828795 10349491	12/07/04 01/22/03

Flash vapor sampling for a trace chemical detector	7098672 10890820	08/29/06 07/14/04

Improved ion source generator auxiliary device for phosphorus and arsenic beams	08904494	12/22/98

Ion source for generation of radioactive ion beams	5898178 08887504	04/27/99 07/02/97

Ion source generator auxiliary device	5808416 08742896	09/15/98 11/01/96

Ion source generator auxiliary device	0834250	05/03/94

Ion source generator auxiliary device for phosphorus and arsenic beams	5852345 08904494	12/22/98 08/01/97

Method for fabricating an emitter-base junction for a gallium nitride bipolar transistor	6432788 09624375	08/13/02 07/24/00

Method for growing an alumina surface on orthopaedic implant components	5855950 08777411	01/05/99 12/30/96

Method for ion beam treating orthopaedic implant components	5383934 08121232	01/24/95 09/13/93

Method of epitaxially growing thin films using ion implantation	5379712 08051990	01/10/95 04/26/93

Methods and implants for providing radiation to a patient	6527693 09772765	03/04/03 01/30/01

Modified vortex for an ion mobility spectrometer	6870155 10818434	03/22/05 04/05/04

Multi-layered radiopaque coating on intravascular devices	7077837 09999349	07/18/06 11/15/01

Orthodontic articles having a low-friction coating	6299438 09162546	10/09/01 09/29/98

Palladium coated implant	6264598 09366022	07/24/01 08/02/99

Photoelectric ion source photocathode regeneration system	11248603	10/12/05

Planar technology for producing light-emitting devices	5998232 09231689	12/07/99 01/14/99

Planar technology for producing light-emitting devices	09231689	12/07/99

Pulsed vapor desorber	10853563	12/09/04

Radioactive medical device and process	6010445 08968982	01/04/00 11/12/97

Radioactive medical devices	6059714 09277305	05/09/00 03/26/99

Radioactive seed implants	6060036 09047728	05/09/00 03/25/98

Soft x-ray emitting radioactive stent	6183409 09247198	02/06/01 02/09/99

Sputter cathode for application of radioactive material	08769240	04/13/99

System and method for non-destructive implantation characterization of quiescent material	10721235	05/26/05

Virtual wall gas sampling for an ion mobility spectrometer	6888128 10754088	05/03/05 01/07/04

X-ray and gamma ray emitting temporary high dose rate brachytherapy source	10770346	12/16/04

X-ray emitting sources and uses thereof	6400796 09772749	06/04/02 01/30/01

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date